Exhibit 99.1

[GRAPHIC APPEARS HERE]

News Release

FOR IMMEDIATE RELEASE

February 22, 2007

PLUG POWER ANNOUNCES CORPORATE RESTRUCTURING

LATHAM, N.Y. – February 22, 2007 – Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable on-site energy products, today announced changes to its corporate structure, allowing Company CEO Dr. Roger Saillant to have more direct involvement with daily operations while also creating a more traditional and optimal organizational structure.

Concurrently with this organizational restructuring, Company President Gregory Silvestri announced his resignation. Dr. Saillant will now assume the title of President and CEO.

As a result of these changes, three vice presidents will join the executive management team and report directly to Dr. Saillant. The new additions are Allan Greenberg, Vice President of Sales; Thomas Hutchison, Vice President of Engineering; and Brad Johnson, Vice President of Operations. Greenberg and Hutchison were hired last year to fill key strategic roles at the executive level.

“This restructuring further improves the alignment of the organization with our efforts to reduce costs and improve reliability. I am encouraged by our ability to further develop the company by leveraging the experience and expertise of this newly appointed executive management team,” said Dr. Saillant, who has more than 30 years of operational experience with Ford Motor Company and Visteon Corporation.

Dr. Saillant continued, “We appreciate Greg’s many contributions to the organization over the past seven years. He has been a strong leader and key member of the team in our efforts to commercialize our fuel cell products. We wish Greg all the best in his future endeavors.”

About Plug Power

Plug Power Inc. (NASDAQ: PLUG), an established leader in the development and deployment of clean, reliable, on-site energy products, currently integrates fuel cell technology into backup power products for telecommunications, utility and uninterruptible power supply applications. The Company is actively engaged with private and public customers in targeted markets, including the United States, Europe, Middle East, Russia, South Africa and South America. For more information about how to join Plug Power’s energy revolution as an investor, customer, supplier or strategic partner, please visit www.plugpower.com.

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Media Contact:

Cynthia Mahoney White

Plug Power Inc.

Phone: (518) 782-7700 ext. 1973

Mobile: (518) 527-1172

cynthia_mahoneywhite@plugpower.com

Investor Contact:

Deborah K. Pawlowski

Kei Advisors

Phone: (716) 843-3908

Mobile: (716) 310-3949

dpawlowski@keiadvisors.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the risk that possible strategic benefits of the Smart Hydrogen transaction do not materialize, Plug Power’s ability to develop commercially viable on-site energy products; the cost and timing of developing Plug Power’s on-site energy products; market acceptance of Plug Power’s on-site energy products; Plug Power’s ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s on-site energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; Plug Power’s ability to protect its intellectual property; Plug Power’s ability to lower the cost of its on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s on-site energy products and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2006, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this press release.

968 Albany Shaker Road - Latham, New York 12110 - www.plugpower.com